SECURITIES AND EXCHANGE COMMISSION



                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 16, 2001




                                  Ubrandit.com
                       6405 Mira Mesa Boulevard, Suite 100
                               San Diego, CA 92121


                          Commission File No. 000-26799

                       Incorporated in the State of Nevada

                      Federal Identification No. 87-0381646



                            Telephone: (858) 350-9566


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 16, 2001, Ubrandit.com (the "Company") and Mindtronics Corporation executed, effective as of January 12, 2001, an amendment to the Agreement and Plan of Merger, dated as of December 4, 2000, by and among the Company, Ubrandit Acquisition Corporation and Mindtronics Corporation. The amendment, among other things, decreased the aggregate number of shares of the Company's common stock that may be exchanged in connection with the merger for the outstanding shares of Mindtronics capital stock from 12,500,000 to 12,100,000. The amendment is filed as Exhibit 2.1 and incorporated herein by reference.

The Company has scheduled its annual meeting of stockholders to be held on March 22, 2001. At the annual meeting, the stockholders will vote on, among other things, the election of directors, the ratification of the appointment of the Company's independent auditors and the proposed merger of Ubrandit Acquisition Corporation with and into Mindtronics Corporation.

Only stockholders of record at the close of business on March 8, 2001 will be entitled to vote at the Annual Meeting. Any proposal that stockholders desire to have considered at the Annual Meeting must be received at the Company's principal executive offices as soon as reasonably practicable but in no case later than February 22, 2001.

A press release prepared in connection with the Annual Meeting and listing the proposals to be voted on by stockholders at the Annual Meeting is filed as
Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         2.1 Amendment No. 1 to Agreement and Plan of Merger by and among Ubrandit.com, Ubrandit Acquisition Corporation and Mindtronics Corporation.

         99.1 Press release, dated February 16, 2001, announcing the Annual Meeting of stockholders of Ubrandit.com and listing the proposals to be voted on thereat.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Ubrandit.com

Date: February 16, 2001                         By /s/ Jefferey D. Phillips
                                                --------------------------------
                                                Jefferey D. Phillips,
                                                  President and CEO



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                                INDEX TO EXHIBITS
                          ----------------------------

The following exhibits are filed with the Current Report on Form 8-K.

Exhibit No.       Description
-----------       -----------

2.1 Amendment No. 1 to Agreement and Plan of Merger by and among Ubrandit.com, Ubrandit Acquisition Corporation and Mindtronics Corporation

99.1 Press release, dated February 16, 2001, announcing the annual meeting of stockholders of Ubrandit.com and listing the proposals to be voted on thereat.